Exhibit 10.7

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment (the “Amendment”) is made and entered into as of September 5, 2024, by and between Atlas Lithium Corporation, a Nevada corporation (the “Company”), with U.S. corporate headquarters at 1200 N. Federal Hwy, Suite 200, Boca Raton, FL 33432, and Igor Tkachenko (“ITK”), a U.S. citizen with an address at 99 Wall Street #392, New York, NY 10005.

WHEREAS, the Company and ITK are parties to that certain Employment Agreement dated as of September 30, 2023 (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Amendment to Section 6 (Base Compensation). Section 6 of the Agreement is hereby amended and restated in its entirety to read as follows:

“6. Base Compensation. The Company shall pay ITK an annual gross fee equivalent to $420,000 during the Term of this Agreement (to be prorated in the event of earlier termination pursuant to the terms of Section 3 hereof) (the “Annual Fee”). The Annual Fee shall be payable in common shares of the Company (the “Shares”) in monthly installments equivalent to $35,000 (each, a “Monthly Installment”). The number of Shares to be issued for each Monthly Installment shall be calculated on the 1st of each month using the prior thirty (30) trading-day volume-weighted average price (the “VWAP”) for the common stock of the Company. Shares shall be issued to ITK every quarter with respect to the prior quarter. In the event of termination of this Agreement before a full calendar month is complete, the payment in Shares for this month shall be calculated based on the 30-day VWAP immediately prior to termination. The Annual Fee may be reverted back to cash payment by mutual agreement of both parties in writing.”

2.	No Other Changes. Except as expressly amended by this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

3.	Effective Date. This Amendment shall become effective on October 1, 2024. Prior to this date, the original terms of Section 6 of the Agreement shall remain in full force and effect.

4.	Entire Agreement. This Amendment and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

— SIGNATURE PAGE FOLLOWS —

ATLAS LITIDUM CORPORATION
By:	Marc Fogassa
Title:	CEO and Chairman

Signature:
Date:	09/16/2024

IGOR TKACHENKO

Signature:
Date:	September 5, 2024